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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                February 8, 2002
                        (Date of earliest event reported)


                                 SWS Group, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-19483                       75-2040825
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer identification
        incorporation)                                                     no.)

                1201 Elm Street, Suite 3500, Dallas, Texas 75270
                    (Address of principal executive offices)


                                 (214) 859-1800
                         (Registrant's telephone number,
                              including area code)



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Item 5.  Other Events and Regulation FD Disclosure.

         In December 2001, SWS Group, Inc. ("SWS") announced plans to spin-off Westwood Holdings Group, Inc. ("Westwood"), the holding company for the asset management and trust company operations of SWS. SWS has sold a 19.82% interest in Westwood to members of Westwood's management, and the shares held by Westwood's management will not be distributed in the spin-off. SWS will accomplish the spin-off by distributing all of the common stock of Westwood that it holds to SWS stockholders. As part of the spin-off, SWS stockholders will receive one share of Westwood common stock for every four shares of SWS common stock owned as of the record date for the spin-off.

         No consideration is payable by SWS stockholders for the shares of Westwood common stock to be received in the spin-off, nor are SWS stockholders expected to surrender or exchange shares of SWS common stock or take any other action in order to receive the Westwood shares pursuant to the spin-off.

         Additional information concerning Westwood and the spin-off is contained in Westwood's Registration Statement on Form 10 (Commission File No. 001-31234) filed with the Securities and Exchange Commission on February 8, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SWS GROUP, INC.

Dated: February 11, 2002           By:    /S/ Stacy M. Hodges
                                      ------------------------------------------
                                      Stacy M. Hodges
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer